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                                                                   EXHIBIT 10.14

                                SERVICE AGREEMENT

        This Agreement is entered into this 30th day of November, 1998, by and between Intellipost Corporation ("IPOST") and Direct Marketing Technology, Inc. ("DMT").

        WHEREAS, IPOST and DMT and Enhanced Response Technologies, Inc. ("ERT") have all entered into agreements whereby IPOST will acquire 100% of MotivationNet, LLC ("MNET") from DMT and ERT and 100% of the stock of ERT (the "Transaction"); and,

        WHEREAS, as an inducement for DMT to enter the Transaction, IPOST has agreed to utilize DMT and its affiliates to provide certain services and products to IPOST in connection with its business operations, and to encourage its customers to utilize DMT and its affiliates for services that its customers may need;

        NOW, THEREFORE, IPOST and DMT agree as follows:

1. DMT hereby agrees to perform either by itself or through an affiliate all Data Services that it or its affiliates provide (in the aggregate hereinafter referred to as the "Services") required by IPOST for the operation and administration of the MyPoints(R) Program ("Program") and other business services operated by IPOST.

        a. For the purposes of this Agreement, Services shall include, but not be limited to: (i) provision of consumer or business credit reports or information necessary for IPOST's business, (ii) provision of marketing or demographic data for database enhancement or fist services or any other lawful use, (iii) service bureau services, including list processing services or other information append services; or (iv) any other data products or services provided by DMT or its affiliates.

        During the term of this Agreement, and subject to DMT being able to provide all Services required by IPOST in accordance with the terms and conditions set forth in this Agreement and at those charges specified below, IPOST agrees to use DMT as its sole and exclusive source for all Services IPOST may need.

2. DMT will charge IPOST and IPOST agrees to pay DMT during the term of this Agreement DMT's current normal price for such Services. DMT agrees that the "current normal price" charged to IPOST for Services will be the lowest price it charges to its other customers who are utilizing DMT for Services at similar volumes and processing frequency as those requested by IPOST. DMT will invoice IPOST on a monthly basis for all charges for the previous month. All such invoices shall be due net 30 days. If IPOST is able to receive the Services from another vendor at lower prices than those offered by DMT, IPOST shall notify DMT of such circumstance, and DMT shall be entitled to meet such price. If DMT does not meet such price, IPOST may obtain the Services for which DMT did not meet the superior price from another vendor. All other terms of this Agreement shall remain in effect for all other Services.





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3.      The initial Term of this Agreement shall be for two years from the date first set forth above and shall continue from year to year thereafter until terminated by either party as set forth below.

        a. Following the initial Term of this Agreement either party shall have the right to terminate this Agreement at the end of an Agreement Term by giving the other party notice of intent to terminate at least 90 days prior to the end of the respective Term.

        b. In the event of a material breach hereof, the non-breaching party shall have the right to terminate this Agreement upon thirty (30) days' written notice to the breaching party, unless said breach is cured to the satisfaction of the non-breaching party during said thirty (30) day period.

        c. DMT may terminate this Agreement on thirty (60) days' written notice if, in DMT's reasonable business judgment, privacy regulations or concerns make IPOST's use of demographic data provided hereunder unlawful or untenable.

4. DMT agrees to provide all Services and other services specified hereunder to IPOST in a timely and professional manner. DMT will at all times have adequate numbers of qualified and trained personnel and adequate systems resources (including hardware and software) in place to meet IPOST's Services requirements as they may change from time to time.

        a. DMT agrees to exercise professional care and competence in the performance of Services for IPOST hereunder. DMT shall apply those principles, practices, procedures and standards of care that are accepted and applied by other competent providers of similar services.

        b. DMT's liability to IPOST, regardless of whether such liability is based upon breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or with respect to the Services, shall be limited to the amount of fees (includes all fees provided for in Sections 2.a above) paid to DMT by IPOST hereunder for the services alleged to give rise to such liability. The limitation of liability provided for in this section 4b shall not apply to any willful breach of any provision of this Agreement.

        c. Neither party shall be liable to the other party for consequential, incidental, indirect, punitive or special damages (including loss of profits, business or goodwill), regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, even if advised of the likelihood of such damages.

        d. Except as otherwise specifically stated herein, DMT makes no warranties or representations, of any nature, whether express or implied including, but not limited to, warranties of merchantability or fitness for a particular purpose.

5. POST and DMT each hereby authorize the other to act as its representative for the limited purpose of offering the products and services of the other to third parties; however, neither





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        party shall have the right to bind the other with regard to any specific transaction without the approval of the other party being first obtained. The specific products and services to be offered, and any fees to be paid in connection with sales arising from such representation, shall be determined in writing between the parties from time to time during the term of this Agreement.

6. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on, or faxed to, the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party to whom service is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed.

7. Failure of either party to perform hereunder shall not be construed as a breach of this Agreement if such failure to perform is caused by riot, war, or hostilities between nations, embargoes, government orders, regulations, laws, ordinances or rulings, acts of God, fire, accidents, strikes, or other contingencies beyond the reasonable control of the non-performing party. The non-performing party shall give prompt written notice to the other party of the reason for its failure to perform and the extent and duration of its inability to perform and the period of performance and term of this Agreement shall be extended to the extent of any such delay and neither party shall incur any liability to the other party as a result of such delay or suspension. Upon cessation of such situation, the non-performing party shall resume performing hereunder. However, in the event the non-performing party shall be unable to perform for a period of sixty (60) days or more, the other party shall have the right to terminate this Agreement upon ten (10) days' written notice to the non-performing party.

8. Each party agrees that it shall treat the Confidential Information of the other with the same degree of care it treats confidential information of its own which it does not wish to disclose to the public. For the purposes of this Agreement, "Confidential Information" shall mean the product information and specifications, databases, information content, program software and related documentation, manuals information and specifications, financial and marketing information of the disclosing party so identified as "confidential" by said party. It shall not include (i) information in the public domain or which comes into the public domain other than through breach hereof by the receiving party,
        (ii) information in the receiving party's possession prior to disclosure to it by the disclosing party, or (iii) information disclosed to the receiving party by a third party who is not under a similar obligation to the disclosing party. The receiving party shall have the right to disclose such Confidential Information as it is obligated to disclose by order of a court of law or administrative body which has the legal authority to order such disclosure. However, before any such disclosure the receiving party shall notify the disclosing party of the order to disclose to allow the disclosing party the opportunity to bring action to protect its Confidential Information.

9. If any portion of this Agreement is held to be void, invalid, or otherwise unenforceable, in whole or in part, the remaining portions of this Agreement shall remain in effect.



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10.     No amendment or modification to this Agreement shall be valid or binding upon the parties unless such amendment or modification shall be in writing and duly executed by authorized representatives of both parties.

11. Neither party shall assign this Agreement, or its rights or obligations hereunder, without the written permission of the other first obtained, except that either party shall have the right to assign this Agreement to a parent, subsidiary or affiliate.

12. This Agreement shall be governed under the laws of the State of California.

13. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other prior understandings and agreements, oral or written, between the parties with respect to the subject matter hereof.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first set forth above.


                                       INTELLIPOST, INC. ("IPOST")


                                       By: /s/ Steven M. Markowitz
                                          --------------------------------------

                                       Its:
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                                       DIRECT MARKETING TECHNOLOGY, INC. ("DMT")


                                       By: /s/ Thomas Newkirk
                                          --------------------------------------

                                       Its:
                                           -------------------------------------



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